UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: May 12, 2014

GulfSlope Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 City West, Suite 800
Houston, Texas  77042
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (281) 918 4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

In May 2014, GulfSlope Energy, Inc. (the “Company”) received notice from the Bureau of Ocean Energy Management (“BOEM”) that we were awarded leases, subject to our compliance with requirements to perfect these rights, on Eugene Island South Addition Block 371, Ship Shoal South Addition Block 335 and Grand Isle South Addition Block 103.  On May 8, 2014, we completed the requirements to obtain the lease on both the Eugene Island South Addition Block 371 and the Ship Shoal South Addition Block 335, including executing the respective lease agreements and wiring to the BOEM the outstanding bid amount and the first year lease rental payment for each block, which was $159,441 and $159,441, respectively.  On May 12, 2014, we completed the requirements to obtain the lease on the Grand Isle South Addition Block 103, including executing the lease agreement and wiring to the BOEM the outstanding bid amount and the first year lease rental payment, which was $682,046.  The aggregate purchase price of the leases for Eugene Island South Addition Block 371, Ship Shoal South Addition Block 335 and Grand Isle South Addition Block 103 (the “Leases”) was $1,119,910, with an on-going annual aggregate lease rental payment of $105,000.  The Leases comprise 15,000 acres in the Central Gulf of Mexico in water depths of less than 1,000 feet. The expiration of the Leases is May 2019.

Item 3.02  Unregistered Sales of Equity Securities

On May 13, 2014, the Company entered into an agreement with a seismic data reprocessing company in which the Company agreed to purchase an aggregate of $3 million of reprocessing services prior to May 2015, of which $1.5 million will be paid in cash and the remaining by the issuance of 2 million shares of our common stock.  The offer and sale of the shares of the Company’s common stock underlying this agreement was made without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws. The issuance of the shares of the Company’s common stock will not involve any public offering.  The seismic data reprocessing company made representations regarding its investment intent, experience and sophistication; received or had access to adequate information about us in order to make an informed investment decision; and represented that it was an “accredited investor” as that term is defined under Rule 501(a) of Regulation D.  The Company used no advertising or general solicitation in connection with entering into the agreement and no sales commissions were paid in connection therewith.

Item 8.01  Other Events.

On May 13, 2014, the Company’s registration statement on Form S-1 registering the resale of 63,240,335 shares of Company common stock was declared effective by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 14, 2014.

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer